#S8_1195.DOC
                                                 99999-00151
   As filed with the Securities and Exchange Commission on
November _, 1995.
                                        Registration No. 33
_______
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                            ______________

                               FORM S-8 REGISTRATION
                        STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                            ______________

                    THE SHERWOOD GROUP, INC.
(Exact name of registrant as specified in its charter)
          Delaware                   22-2394480
(State or other jurisdiction            (I.R.S. Employer
Identification No.)
 of incorporation or organization)


One Exchange Plaza, New York, New York
10006
(Address of principal executive offices)
(Zip Code)


         The Sherwood Group, Inc. 1995 Stock Option Plan
                    (Full title of the plan)


                        Mr. Dennis Marino
    Executive Vice President and Chief Administrative
                    Officer The Sherwood Group, Inc.,
        One Exchange Plaza, New York, New York  10006
           (Name and address of agent for service)


                       (212) 482-4000
(Telephone number, including area code, of agent for service)


                               Copy to:
                     Frank E. Lawatsch, Jr., Esq.
            Crummy, Del Deo, Dolan, Griffinger & Vecchione
                         One Riverfront Plaza
                    Newark, New Jersey 07102-5497
                            (201) 596-4500
                   CALCULATION OF REGISTRATION FEE



                          Proposed Proposed
Title of                  Maximum  Maximum
Securities   Amount to    Offering Aggregate     Amount of
to be        be           Price Per     Offering
Registration
Registered   Registered   Share (1)     Price (1)     Fee
Common       767,200      $        $
$2,083
Stock, par   shares       7.875    6,041,700
value $.01
per share
(2)



     (1) Estimated solely for the purposes of calculating the registration fee and based upon the number of shares reserved for issuance under The Sherwood Group, Inc. 1995 Stock Option Plan, on the basis of the average of the last sale price for the Common Stock as quoted on the New York Stock Exchange on November 21, 1995.
     (2)  Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable

pursuant to the anti-dilution provisions of the Plan.

                               PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item.  3.  Incorporation of Documents by Reference.

        The following documents previously filed by the registrant with the Securities and Exchange Commission (the
"Commission") are incorporated by reference in this Registration Statement:

                  (1)  The registrant's Annual Report on Form
             10K for the fiscal year ended May 31, 1995;

                  (2)  The registrant's Quarterly Report on
             Form 10-Q for the quarter ended August 31, 1995;

                  (3)  The registrant's definitive Proxy
             Statement dated September 18, 1995 for its Annual
             Meeting of Stockholders;

                  (4)  The description of the registrant's
             common stock, par value $.01 per share (the
             "Common Stock"), contained in the registrant's Registration Statement filed on Form S-1, File No. 33-12904 as filed under the Securities Act of 1933, including any amendment or report filed for the purpose of updating such description; and

                 (5)  All documents subsequently filed by the
            registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

     Item 4.  Description of Securities.

          Not applicable.

     Item 5.  Interests of Named Experts and Counsel.
          Not applicable.
      Item 6. Indemnification of Directors and Officers. Sections 145 of the General Corporation Law of the
State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.
          Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit.
Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.
          Article 7 of the Company's Restated Certificate of

Incorporation, provides that no director shall be personally liable to the Company or any of its stockholders for monetary damages for breach of his or her fiduciary duty as a director except to the extent such elimination or limitation is

prohibited by the Delaware General Corporation Law.  In

addition, Article 7 of the Company's Restated Certificate of

Incorporation provides in substance that, to the fullest extent permitted by Delaware law, each director and officer shall be indemnified by the Company against reasonable costs and

expenses, including attorneys fees, and any liabilities which he or she may incur in connection with any action to which he or she may be made a party by reason of his or her having been a director or officer of the Company.  The indemnification

provided by the Company's Restated Certificate of Incorporation

and By-laws is not deemed exclusive of or in any way to limit any other rights to which any person seeking indemnification may be entitled.

     Item 7.  Exemption from Registration Claimed.

          Not applicable.

     Item. 8  Exhibits.

      Exhibit No.                     Description

4.1                       The Sherwood Group, Inc. 1995 Stock
                          Option Plan (the "Plan").

4.2                       Certificate  of Incorporation of
                          the Company, incorporated by
                          reference to Exhibit 3.1 of the
                          Company's Registration Statement
                          on Form S-1 No. 33-12904.
4.3                       By-laws of the Company,
                          incorporated by reference to
                          Exhibit 3.2 of the Company's
                          Registration Statement on Form S-
                          1, No. 33-12904.

5                         Opinion of Crummy, Del Deo,
Dolan,
                          Griffinger & Vecchione.

23.1                      Consent of KPMG Peat Marwick LLP

23.2                      Consent of Crummy, Del Deo,
Dolan,
                          Griffinger & Vecchione (included
                          in Exhibit 5).

24.1                      Powers of Attorney (included on
                          Page II-6 of this Registration
                          Statement).


Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)   To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     provided, however, that paragraphs (a)(1)(i) and (a)(7)(ii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing procedures, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
                          SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 20th day of November, 1995.

                                   THE SHERWOOD GROUP, INC.
                                                     (Registran
                                                     t)


                                    By:   /s/  Dennis Marino
                                      Dennis Marino,
                                      Executive Vice President
and
                                      Chief Administrative
Officer


     Each person whose individual signature appears below hereby authorizes each of or either of Arthur Kontos and Dennis Marino and each of them, individually, as his true and lawful attorneyin-fact with full power of substitution to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title                     Date

/s/ Arthur Kontos       Vice Chairman of the      November 20,
1995
Arthur Kontos           Board, President and
                        Chief Executive Officer
/s/ James H. Lynch,     Chairman of the Board     November 20,
1995
Jr.
James H. Lynch, Jr.


/s/ Dennis Marino       Executive Vice President  November 20,
1995
Dennis Marino           and Chief Administrative
                        Officer, Director


/s/ Richard J. Marino   Senior Vice President,    November 20,
1995
Richard J. Marino       Chairman of the Board of
                        Sherwood Securities,
                        Director


/s/ Thomas Neumann      Senior Vice President,    November 20,
1995
Thomas Neumann          Director


                        Director                  November 20,
1995
Ralph N. Del Deo


/s/ John P. Duffy       Director                  November 20,
1995
John P. Duffy


/s/ Carl H. Hewitt      Director                  November 20,
1995
Carl H. Hewitt


/s/ William Karsh       Vice President and Chief  November 20,
1995
William Karsh           Financial Officer


                          Exhibit Index

  Exhibit No.                  Description
Page

4.1              The Sherwood Group, Inc. 1995 Stock
                 Option Plan (the "Plan").

4.2              Restated Certificate  of Incorporation
                 of the Company, incorporated by
                 reference to Exhibit 3.1 of the
                 Company's Registration Statement on
                 Form S-1, No. 12904.

4.3              By-laws of the Company, incorporated
                 by reference to Exhibit 3.2 of the
                 Company's Registration Statement on
                 Form S-1, No. 33-12904.

5                Opinion of Crummy, Del Deo, Dolan,
                 Griffinger & Vecchione

23.1             Consent of KPMG Peat Marwick

23.2             Consent of Crummy, Del Deo, Dolan,
                 Griffinger & Vecchione (included in
                 Exhibit 5)

24.1             Powers of Attorney (included on Page
                 II-6 of the Registration Statement).